Exhibit 10.5

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 is made and entered into as of August 11, 2008 (the “Amendment No. 2”), to EMPLOYMENT AGREEMENT made and entered into as of November 5, 2002, by and between FTI Consulting, Inc., a Maryland corporation (“Company”), and Jack B. Dunn, IV (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company entered into an amendment to the Agreement (“Amendment No. 1”) dated as of September 24, 2004; and

WHEREAS, the Company and the Executive desire to further amend certain terms and conditions of the Agreement, as amended by Amendment No. 1, pursuant to this Amendment No. 2.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and in the Agreement, as amended, the Company and the Executive agree as follows:

1. Term of Employment. Section 2(a) “Term of Employment” of the Agreement is hereby amended and restated in its entirety as follows:

“2(a) Employment Term. Executive’s full-time employment under this Agreement will begin as of November 5, 2002 (the “Effective Date”) and, unless otherwise terminated as provided in Section 9, will continue until November 5, 2010 (the “Initial Term”). The Initial Term is hereby extended to and including August 12, 2011 (the “First Additional Term”). Effective at the close of business on August 11, 2009, the term of Executive’s employment under the Agreement, if not otherwise terminated as provided in Section 9 of the Agreement, will be extended for an additional one-year period unless either party has, before such time, given notice to the other of his or its intention not to further extend the term to and including August 12, 2012 (the “Second Additional Term”). Effective at the close of business on August 11, 2010, the term of Executive’s employment under the Agreement, if not otherwise terminated as provided in Section 9, will be extended for an additional one-year period unless either party has, before such time, given notice to the other of his or its intention not to further extend the term to and including August 12, 2013 (the “Third Additional Term”). The Initial Term, together with the First Additional Term, the Second Additional Term and the Third Additional Term, is referred to in this Agreement as the “Employment Term.”

2. Position and Duties. Section 3(a) “During the Employment Term” of the Agreement is hereby amended to provide that the Executive’s principal office location shall be all of the Company’s offices in Annapolis, Maryland, Baltimore, Maryland and Palm Beach (or West Palm Beach), Florida.

3. Equity Grant. Section 6 “Employee Benefit Programs and Perquisites” of the Agreement is hereby amended to add new paragraph (d) as follows:

(d) In connection with, and in consideration of, this Amendment No. 2 to the Agreement, Executive will be awarded on August 11, 2008 (the “Grant Date”) performance-based shares of restricted stock (the “Performance-Based Share Award”) with an equivalent value of $5,000,000, such number of shares of restricted stock to be determined by dividing (i) $5,000,000, by (ii) the closing price per share of common stock of the Company reported on the New York Stock Exchange for August 11, 2008 (the “Restricted Shares”). The Restricted Shares will be awarded out of available shares under the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, as amended (the “2006 Plan”). The performance goals, vesting and other terms and conditions of the Performance-Based Share Award shall be as set forth in Exhibit A to this Amendment and shall be subject to the terms and conditions of the Agreement, as amended, and the terms and conditions of the 2006 Plan and the applicable Performance-Based Restricted Stock Award Agreement under the 2006 Plan.

4. Affirmation. This Amendment is to be read and construed with the Agreement and Amendment No. 1 to the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement, as amended, shall remain in full force and effect.

5. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have signed this Amendment on the date first above written.

FTI CONSULTING, INC.

Date: October 3, 2008	By:	/S/ ERIC B. MILLER
	Name:	Eric B. Miller
	Title:	Executive Vice President and General Counsel

EXECUTIVE

Date: October 3, 2008	By:	/S/ JACK B. DUNN, IV
Jack B. Dunn, IV

ACKNOWLEDGED BY THE PRESIDING DIRECTOR OF THE BOARD OF DIRECTORS OF FTI CONSULTING, INC.

Date: October 3, 2008	By:	/S/ GERARD E. HOLTHAUS
Gerard E. Holthaus